Exhibit 99.28(e)(2)

Schedule A to this Amendment Amendments

Effective as of the Effective Date, the Existing Agreement is amended as follows:

1.       APPENDIX A shall be deleted in its entirety and replaced with the following new APPENDIX A:

APPENDIX A

LIST OF FUNDS1

Effective as of January 1, 2026

Alternative Access First Priority CLO Bond ETF	Tradr 2X Long LYFT Daily ETF
Astoria Real Assets ETF	Tradr 2X Long CELH Daily ETF
AXS Esoterica NextG Economy ETF	Tradr 2X Long NBIS Daily ETF
AXS Green Alpha ETF	Tradr 2X Long CLSK Daily ETF
AXS Knowledge Leaders ETF	Tradr 2X Long NVTS Daily ETF
AXS Real Estate Income ETF	Tradr 2X Long CORZ Daily ETF
Tradr 1.75X Long FXI Monthly ETF	Tradr 2X Long OKTA Daily ETF
Tradr 2X Long APP Daily ETF	Tradr 2X Long CRDO Daily ETF
Tradr 1X Long Innovation ETF	Tradr 2X Long PONY Daily ETF
Tradr 2X Long IWM Monthly ETF	Tradr 2X Long DHI Daily ETF
Tradr 2X Long NVDA Monthly ETF	Tradr 2X Long QCOM Daily ETF
Tradr 2X Long QBTS Daily ETF	Tradr 2X Long ENPH Daily ETF
Tradr 2X Long Innovation 100 Monthly ETF	Tradr 2X Long U Daily ETF
Tradr 2X Long Innovation 100 Quarterly ETF	Tradr 2X Long GS Daily ETF
Tradr 2X Long RGTI Daily ETF	Tradr 2X Long VOYG Daily ETF
Tradr 2X Long SOXX Monthly ETF	Tradr 2X Long MDB Daily ETF
Tradr 2X Long SPY Quarterly ETF	Tradr 2X Long ALAB Daily ETF
Tradr 2X Long TEM Daily ETF	Tradr 2X Long DASH Daily ETF
\Tradr 2X Long XLF Monthly ETF	Tradr 2X Long OPEN Daily ETF
Tradr 2X Long XLK Monthly ETF	Tradr 2X Long IREN Daily ETF
Tradr 1X Short Innovation Daily ETF	Tradr 2X Long BLSH Daily ETF
Tradr 2X Short QQQ Monthly ETF	Tradr 2X Long WULF Daily ETF
Tradr 2X Short QQQ Quarterly ETF	Tradr 2X Long NEM Daily ETF
Tradr 2X Short QQQ Weekly ETF	Tradr 2X Long FLY Daily ETF
Tradr 2X Short SPY Monthly ETF	Tradr 2X Long SRPT Daily ETF
Tradr 2X Short SPY Weekly ETF	Tradr 2X Long QS Daily ETF
Tradr 1.5X Short TSLA Daily ETF	Tradr 2X Long BE Daily ETF
Tradr 2X Long CRWV Daily ETF	Tradr 2X Long CLS Daily ETF
Tradr 2X Long GEV Daily ETF	Tradr 2X Long KSS Daily ETF
Tradr 2X Long ISRG Daily ETF	Tradr 2X Long SNPS Daily ETF
Tradr 2X Long CEG Daily ETF	Tradr 2X Long ZS Daily ETF
Tradr 2X Long CEP Daily ETF	Tradr 2X Long NNE Daily ETF
Tradr 2X Long LRCX Daily ETF	Tradr 2X Long BX Daily ETF
Tradr 2X Long SMR Daily ETF	Tradr 2X Long DHI Daily ETF
Tradr 2X Long DDOG Daily ETF	Tradr 2x Long ONDS Daily ETF
Tradr 2X Long NET Daily ETF	Tradr 2x Long USAR Daily ETF
Tradr 2X Long ASTS Daily ETF	Tradr 2x Long CRML Daily ETF
Tradr 2X Long APLD Daily ETF	Tradr 2x Long PATH Daily ETF
Tradr 2X Long IBM Daily ETF	Tradr 2x Short IREN Daily ETF
Tradr 2X Long AUR Daily ETF	Tradr 2x Short I NBIS Daily ETF
Tradr 2X Long JOBY Daily ETF	Tradr 2x Short IAPLD Daily ETF
Tradr 2X Long BX Daily ETF	Tradr 2x Short I LCID Daily ETF
Tradr 2x Long SNDK Daily ETF	Tradr 2x Long WDC Daily ETF
Tradr 2x Long LITE Daily ETF	Tradr 1x Short Innovation 100 Monthly ETF

ALPS Distributors, Inc.	Investment Managers Series Trust II

By:
Stephen Kyllo	Name:	Joshua Gohr
SVP & Managing Director	Title:	Vice President

[1]	This List of Funds may be amended upon execution of an updated List of Funds signed by the Parties hereto.